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                                                                      Exhibit 23


                       Consent of Independent Accountants


     We consent to the incorporation by reference in the registration statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 2-53006, 33-21719, 33-25774, 33-27144, 33-44551, 33-49060, 33-51005, 33-56289, 33-64317, 333-15255,
333-40079 and 333-46615) and Form S-3 (File No. 333-40081) of our reports dated March 31, 1998 on our audits of the consolidated financial statements of each of
(i) R. H. Donnelley Inc. (a wholly-owned subsidiary of The Dun & Bradstreet Corporation) and (ii) AM-DON (doing business as "DonTech") and the DonTech II Partnership, as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are incorporated by reference in this Form 8-K.


                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             COOPERS & LYBRAND L.L.P.


New York, New York
June 29, 1998